UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018

AMERITYRE CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	87-0535207
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1501 Industrial Road, Boulder City, Nevada  89005

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 293-1930

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 26, 2018, Michael F. Sullivan, the Company’s Chief Executive Officer finalized the negotiation of the replacement and extension of his employment contract.

The Agreement replaces the current employment agreement and extends his term of employment to December 31, 2019.

Mr. Sullivan’s compensation package is a summarized below. See the full agreement in Exhibit 10.1.

●	Compensation.

(a)     Annual salary of $150,000 per year;

(b)     Stock award of 1.98 million shares of the Company’s common stock vesting ratably during the calendar year of 2019;

(c)     Bonus compensation up to twenty (20)% of annual salary under Section 5(a) based on certain financial performance objectives as described in Section 5(c ); and,

(d)     Health and medical insurance as available for full-time employees, and participation in any retirement, pension, profit-sharing, stock option, or other plan as in effect from time to time on the same basis as other employees.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.

10.1     Michael F. Sullivan compensation agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  October 2, 2018

AMERITYRE CORPORATION

/s/ Lynda R. Keeton-Cardno

Lynda R. Keeton-Cardno

Chief Financial Officer

(Principal Financial and Accounting Officer)